EXHIBIT 99.1
NATIONAL HEALTH INVESTORS, INC.
INDEX TO FINANCIAL STATEMENT SCHEDULES

Financial Statement Schedules

Report of Independent Registered Public Accounting Firm

Schedule II - Valuation and Qualifying Accounts

Schedule III - Real Estate and Accumulated Depreciation

Schedule IV - Mortgage Loans on Real Estate

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
National Health Investors, Inc.
Murfreesboro, Tennessee

The audits referred to in our report dated February 17, 2015 relating to the consolidated financial statements of National Health Investors, Inc., which is contained in Item 8 of this Form 10-K, also included the audits of the financial statement schedules listed in the accompanying index. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits.

In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

/s/ BDO USA, LLP

Nashville, Tennessee
February 17, 2015

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
FOR THE YEARS ENDED DECEMBER 31, 2014, 2013, AND 2012
(in thousands)

	Balance	Additions
	Beginning	Charged to Costs		Balance
	of Period	and Expenses[1]	Deductions	End of Period

For the year ended December 31, 2014
Loan loss allowance	$—	$—	$—	$—

For the year ended December 31, 2013
Loan loss allowance	$—	$—	$—	$—

For the year ended December 31, 2012
Loan loss allowance	$—	$—	$—	$—

1 In the Consolidated Statements of Income, we report the net amount of our provision for loan and realty losses and our recoveries of amounts previously written down. For 2013, net losses were $1,976,000, consisting of a $4,037,000 note impairment and a $2,061,000 recovery and there was no provision for losses during the year. For 2012, net recoveries were $2,195,000, consisting of a $4,495,000 recovery and a $2,300,000 note impairment and there was no provision for losses during the year.

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2014
(in thousands)

				Costs	Gross Amount at Which
		Initial Cost to Company		Capitalized	Carried at Close of Period				Date
			Buildings &	Subsequent to		Buildings &		Accumulated	Acquired/
	Encumbrances	Land	Improvements	Acquisition	Land	Improvements	Total	Depreciation	Constructed
Skilled Nursing Facilities
Anniston, AL	$—	$70	$4,477	$—	$70	$4,477	$4,547	$3,206	10/17/1991
Moulton, AL	—	25	688	—	25	688	713	688	10/17/1991
Avondale, AZ	—	453	6,678	—	453	6,678	7,131	3,241	8/13/1996
Brooksville, FL	—	1,217	16,166	—	1,217	16,166	17,383	1,987	2/1/2010
Crystal River, FL	—	912	12,117	—	912	12,117	13,029	1,489	2/1/2010
Dade City, FL	—	605	8,042	—	605	8,042	8,647	988	2/1/2010
Hudson, FL (2 facilities)	—	1,290	22,392	—	1,290	22,392	23,682	8,942	Various
Merritt Island, FL	—	701	8,869	—	701	8,869	9,570	6,546	10/17/1991
New Port Richey, FL	—	228	3,023	—	228	3,023	3,251	372	2/1/2010
Plant City, FL	—	405	8,777	—	405	8,777	9,182	6,634	10/17/1991
Stuart, FL	—	787	9,048	—	787	9,048	9,835	6,771	10/17/1991
Trenton, FL	—	851	11,312	—	851	11,312	12,163	1,390	2/1/2010
Grangeville, ID	—	122	2,491	—	122	2,491	2,613	1,229	8/13/1996
Glasgow, KY	—	33	2,110	—	33	2,110	2,143	1,902	10/17/1991
Greenfield, MA	—	370	4,341	—	370	4,341	4,711	153	8/30/2013
Holyoke, MA	—	110	943	—	110	943	1,053	35	8/30/2013
Quincy, MA	—	450	710	—	450	710	1,160	24	8/30/2013
Taunton, MA	—	900	5,906	—	900	5,906	6,806	210	8/30/2013
Desloge, MO	—	178	3,804	—	178	3,804	3,982	2,989	10/17/1991
Joplin, MO	—	175	4,034	—	175	4,034	4,209	2,501	10/17/1991
Kennett, MO	—	180	4,928	—	180	4,928	5,108	3,919	10/17/1991
Maryland Heights, MO	—	482	5,512	—	482	5,512	5,994	4,953	10/17/1991
St. Charles, MO	—	150	4,790	—	150	4,790	4,940	3,757	10/17/1991
Manchester, NH	—	790	20,077	—	790	20,077	20,867	693	8/30/2013
Epsom, NH	—	630	2,191	—	630	2,191	2,821	81	8/30/2013
Albany, OR	—	190	11,150	—	190	11,150	11,340	219	3/31/2014
Creswell, OR	—	470	9,642	—	470	9,642	10,112	205	3/31/2014
Forest Grove, OR	—	540	12,277	—	540	12,277	12,817	257	3/31/2014
Anderson, SC	—	308	4,643	—	308	4,643	4,951	3,998	10/17/1991
Greenwood, SC	—	222	3,457	—	222	3,457	3,679	2,925	10/17/1991
Laurens, SC	—	42	3,426	—	42	3,426	3,468	2,685	10/17/1991
Orangeburg, SC	—	300	3,715	—	300	3,715	4,015	640	9/25/2008
Athens, TN	—	38	1,463	—	38	1,463	1,501	1,314	10/17/1991
Chattanooga, TN	—	143	2,309	—	143	2,309	2,452	2,044	10/17/1991
Dickson, TN	—	90	3,541	—	90	3,541	3,631	2,798	10/17/1991
Franklin, TN	—	47	1,130	—	47	1,130	1,177	955	10/17/1991
Hendersonville, TN	—	363	3,837	—	363	3,837	4,200	2,667	10/17/1991

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2014
(in thousands)

				Costs	Gross Amount at Which
		Initial Cost to Company		Capitalized	Carried at Close of Period				Date
			Buildings &	Subsequent to		Buildings &		Accumulated	Acquired/
	Encumbrances	Land	Improvements	Acquisition	Land	Improvements	Total	Depreciation	Constructed
Johnson City, TN	—	85	1,918	—	85	1,918	2,003	1,788	10/17/1991
Lewisburg, TN (2 facilities)	—	46	994	—	46	994	1,040	928	10/17/1991
McMinnville, TN	—	73	3,618	—	73	3,618	3,691	2,814	10/17/1991
Milan, TN	—	41	1,826	—	41	1,826	1,867	1,545	10/17/1991
Pulaski, TN	—	53	3,921	—	53	3,921	3,974	3,090	10/17/1991
Lawrenceburg, TN	—	98	2,901	—	98	2,901	2,999	2,113	10/17/1991
Dunlap, TN	—	35	3,679	—	35	3,679	3,714	2,651	10/17/1991
Smithville, TN	—	35	3,816	—	35	3,816	3,851	2,923	10/18/1991
Somerville, TN	—	26	678	—	26	678	704	637	10/19/1991
Sparta, TN	—	80	1,602	—	80	1,602	1,682	1,311	10/20/1991
Canton, TX	—	420	12,330	—	420	12,330	12,750	682	4/18/2013
Corinth, TX	—	1,075	13,935	—	1,075	13,935	15,010	829	4/18/2013
Ennis, TX	—	986	9,025	—	986	9,025	10,011	1,015	10/31/2011
Greenville, TX	—	1,800	13,948	—	1,800	13,948	15,748	1,409	10/31/2011
Houston, TX (5 facilities)	—	3,818	63,921	—	3,818	63,921	67,739	10,255	Various
Kyle, TX	—	1,096	12,279	—	1,096	12,279	13,375	1,114	6/11/2012
Mesquite, TX	—	180	6,162	—	180	6,162	6,342	2,365	9/1/1998
Paris, TX	—	60	12,040	—	60	12,040	12,100	2,017	6/30/2009
San Antonio, TX	—	300	12,150	—	300	12,150	12,450	2,208	6/30/2009
Bristol, VA	—	176	2,511	—	176	2,511	2,687	1,973	10/17/1991
	—	25,350	417,270	—	25,350	417,270	442,620	129,074

Assisted Living Facilities
Rainbow City, AL	—	670	11,330	—	670	11,330	12,000	410	10/31/2013
Gilbert, AZ	—	451	3,142	79	451	3,221	3,672	1,274	12/31/1998
Glendale, AZ	—	387	3,823	57	387	3,880	4,267	1,544	12/31/1998
Tucson, AZ (2 facilities)	—	919	6,656	190	919	6,846	7,765	2,697	12/31/1998
Sacramento, CA	—	660	10,840	—	660	10,840	11,500	179	6/1/2014
Bartow, FL	—	225	3,192	—	225	3,192	3,417	396	11/30/2010
Lakeland, FL	—	250	3,167	—	250	3,167	3,417	395	11/30/2010
Maitland, FL	—	1,687	5,428	—	1,687	5,428	7,115	2,808	8/6/1996
St. Cloud, FL	—	307	3,117	—	307	3,117	3,424	388	11/30/2010
Greensboro, GA	—	572	4,849	12	572	4,861	5,433	446	9/15/2011
Ames, IA	—	360	4,670	—	360	4,670	5,030	200	6/28/2013
Burlington, IA	—	200	8,374	—	200	8,374	8,574	360	6/28/2013
Cedar Falls, IA	4,072	260	4,700	—	260	4,700	4,960	206	6/28/2013
Clinton, IA	2,818	133	3,215	—	133	3,215	3,348	391	6/30/2010
Ft. Dodge, IA	—	100	7,208	—	100	7,208	7,308	302	6/28/2013

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2014
(in thousands)

				Costs	Gross Amount at Which
		Initial Cost to Company		Capitalized	Carried at Close of Period				Date
			Buildings &	Subsequent to		Buildings &		Accumulated	Acquired/
	Encumbrances	Land	Improvements	Acquisition	Land	Improvements	Total	Depreciation	Constructed
Iowa City, IA	2,559	297	2,725	—	297	2,725	3,022	381	6/30/2010
Marshalltown, IA	—	240	6,208	—	240	6,208	6,448	265	6/28/2013
Muscatine, IA	—	140	1,802	—	140	1,802	1,942	87	6/28/2013
Urbandale, IA	—	540	4,292	—	540	4,292	4,832	194	6/28/2013
Caldwell, ID	—	320	10,080	—	320	10,080	10,400	210	3/31/2014
Weiser, ID	—	20	2,433	—	20	2,433	2,453	128	12/21/2012
Bourbonnais, IL	—	170	16,594	—	170	16,594	16,764	694	6/28/2013
Moline, IL	—	250	5,630	—	250	5,630	5,880	244	6/28/2013
Peoria, IL	4,260	403	4,532	96	403	4,628	5,031	625	10/19/2009
Quincy, IL	—	360	12,403	—	360	12,403	12,763	517	6/28/2013
Rockford, IL	—	390	12,576	—	390	12,576	12,966	541	6/28/2013
Springfield, IL	—	450	19,355	—	450	19,355	19,805	808	6/28/2013
Carmel, IN	—	475	7,336	—	475	7,336	7,811	—	11/12/2014
Crawfordsville, IN	—	300	3,134	—	300	3,134	3,434	138	6/28/2013
Crown Point, IN	—	791	7,020	227	791	7,247	8,038	277	10/30/2013
Greenwood, IN	—	463	6,810	245	463	7,055	7,518	270	11/7/2013
Lafayette, IN	—	546	4,583	—	546	4,583	5,129	552	6/30/2010
Wabash, IN	—	320	2,241	—	320	2,241	2,561	111	6/28/2013
Mission, KS	—	1,901	17,310	—	1,901	17,310	19,211	1,370	9/30/2012
Overland Park, KS	—	2,199	20,026	—	2,199	20,026	22,225	1,585	9/30/2012
Bastrop, LA	—	325	2,456	—	325	2,456	2,781	290	4/30/2011
Bossier City, LA	—	500	3,344	—	500	3,344	3,844	415	4/30/2011
Minden, LA	—	280	1,698	—	280	1,698	1,978	199	4/30/2011
West Monroe, LA	—	770	5,627	—	770	5,627	6,397	624	4/30/2011
Baltimore, MD	—	860	8,078	353	860	8,431	9,291	257	10/31/2013
Battle Creek, MI	3,112	398	3,093	—	398	3,093	3,491	443	10/19/2009
Lansing, MI	6,750	340	7,908	—	340	7,908	8,248	1,118	10/19/2009
Midland, MI	5,880	504	6,612	—	504	6,612	7,116	894	10/19/2009
Saginaw, MI	3,871	248	4,212	—	248	4,212	4,460	590	10/19/2009
Champlin, MN	—	980	4,430	—	980	4,430	5,410	642	3/10/2010
Hugo, MN	—	400	3,800	—	400	3,800	4,200	535	3/10/2010
Maplewood, MN	—	1,700	6,510	—	1,700	6,510	8,210	936	3/10/2010
North Branch, MN	—	595	2,985	—	595	2,985	3,580	467	3/10/2010
Grand Island, NE	4,528	370	5,029	90	370	5,119	5,489	214	6/28/2013
Lincoln, NE	—	380	10,904	—	380	10,904	11,284	451	6/28/2013
Omaha, NE	—	480	7,039	—	480	7,039	7,519	295	6/28/2013
Marysville, OH	—	1,250	13,950	—	1,250	13,950	15,200	636	7/1/2013
Middletown, OH	9,503	940	15,548	—	940	15,548	16,488	75	10/31/2014

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2014
(in thousands)

				Costs	Gross Amount at Which
		Initial Cost to Company		Capitalized	Carried at Close of Period				Date
			Buildings &	Subsequent to		Buildings &		Accumulated	Acquired/
	Encumbrances	Land	Improvements	Acquisition	Land	Improvements	Total	Depreciation	Constructed
Milwaukie, OR	—	370	5,283	—	370	5,283	5,653	35	9/30/2014
Ontario, OR (2 facilities)	—	428	6,128	—	428	6,128	6,556	323	12/21/2012
Conway, SC	—	344	2,877	94	344	2,971	3,315	1,174	12/31/1998
Gallatin, TN	—	326	2,277	61	326	2,338	2,664	925	3/31/1999
Kingsport, TN	—	354	2,568	66	354	2,634	2,988	1,042	12/31/1998
Tullahoma, TN	—	191	2,216	57	191	2,273	2,464	883	3/31/1999
Beaver Dam, WI	—	210	20,149	—	210	20,149	20,359	1,162	12/21/2012
	47,353	31,299	405,522	1,627	31,299	407,149	438,448	35,618

Independent Living Facilities
Rogers, AR	—	1,470	25,283	—	1,470	25,283	26,753	694	12/23/2013
Fort Smith, AR	—	590	22,447	—	590	22,447	23,037	611	12/23/2013
Pinole, CA	—	1,020	18,066	—	1,020	18,066	19,086	492	12/23/2013
West Covina, CA	—	940	20,280	—	940	20,280	21,220	545	12/23/2013
Hemet, CA	—	1,250	12,645	—	1,250	12,645	13,895	359	12/23/2013
Fresno, CA	—	420	10,899	—	420	10,899	11,319	315	12/23/2013
Merced, CA	—	350	18,712	—	350	18,712	19,062	511	12/23/2013
Roseville, CA	—	630	31,343	—	630	31,343	31,973	842	12/23/2013
Modesto, CA	—	1,170	22,673	—	1,170	22,673	23,843	607	12/23/2013
Athens, GA	—	910	31,940	—	910	31,940	32,850	861	12/23/2013
Columbus, GA	—	570	8,639	—	570	8,639	9,209	254	12/23/2013
Savannah, GA	—	1,200	15,851	—	1,200	15,851	17,051	441	12/23/2013
Boise, ID	—	400	12,422	—	400	12,422	12,822	346	12/23/2013
Fort Wayne, IN	—	310	12,864	—	310	12,864	13,174	370	12/23/2013
Kenner, LA	—	310	24,259	—	310	24,259	24,569	656	12/23/2013
St. Charles, MO	—	344	3,181	—	344	3,181	3,525	2,284	10/17/1991
Voorhees, NJ	—	670	23,710	—	670	23,710	24,380	633	12/23/2013
Gahanna, OH	—	920	22,919	—	920	22,919	23,839	629	12/23/2013
Broken Arrow, OK	—	2,660	18,476	—	2,660	18,476	21,136	513	12/23/2013
Newberg, OR	—	1,080	19,187	—	1,080	19,187	20,267	529	12/23/2013
Myrtle Beach, SC	—	1,310	26,229	—	1,310	26,229	27,539	702	12/23/2013
Greenville, SC	—	560	16,547	—	560	16,547	17,107	460	12/23/2013
Johnson City, TN	—	55	4,077	—	55	4,077	4,132	2,588	10/17/1991
Chattanooga, TN	—	9	1,567	—	9	1,567	1,576	1,148	10/17/1991
Bellevue, WA	—	780	18,692	—	780	18,692	19,472	504	12/23/2013
Vancouver, WA (2 facilities)	—	1,740	23,411	—	1,740	23,411	25,151	653	12/23/2013
Yakima, WA	—	440	14,185	—	440	14,185	14,625	388	12/23/2013
	—	22,108	480,504	—	22,108	480,504	502,612	18,935

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2014
(in thousands)

				Costs	Gross Amount at Which
		Initial Cost to Company		Capitalized	Carried at Close of Period				Date
			Buildings &	Subsequent to		Buildings &		Accumulated	Acquired/
	Encumbrances	Land	Improvements	Acquisition	Land	Improvements	Total	Depreciation	Constructed
Senior Living Campuses
Loma Linda, CA	—	1,200	10,800	4,232	1,200	15,032	16,232	687	9/28/2012
Maitland, FL	—	2,317	9,161	—	2,317	9,161	11,478	5,422	8/6/1996
West Palm Beach, FL	—	2,771	4,286	—	2,771	4,286	7,057	3,633	8/6/1996
Nampa, ID	—	243	4,182	—	243	4,182	4,425	2,042	8/13/1996
Mt. Airy, NC	—	1,370	7,470	—	1,370	7,470	8,840	—	12/17/2014
Silverdale, WA	—	1,750	23,860	2,166	1,750	26,026	27,776	1,658	8/16/2012
	—	9,651	59,759	6,398	9,651	66,157	75,808	13,442

Entrance-Fee Communities
Fernandina Beach, FL	—	1,430	63,420	—	1,430	63,420	64,850	—	12/17/2014
St. Simons Island, GA	—	8,770	38,070	—	8,770	38,070	46,840	—	12/17/2014
Winston-Salem, NC	—	8,700	73,920	—	8,700	73,920	82,620	—	12/17/2014
Greenville, SC	—	5,850	90,760	—	5,850	90,760	96,610	—	12/17/2014
Myrtle Beach, SC	—	3,910	82,140	—	3,910	82,140	86,050	—	12/17/2014
Pawleys Island, SC	—	1,480	38,620	—	1,480	38,620	40,100	—	12/17/2014
Spartanburg, SC	—	900	49,190	—	900	49,190	50,090	—	12/17/2014
	—	31,040	436,120	—	31,040	436,120	467,160	—

Medical Office Buildings
Crestview, FL	—	165	3,349	—	165	3,349	3,514	2,193	6/30/1993
Pasadena, TX	—	631	6,341	—	631	6,341	6,972	4,312	1/1/1995
	—	796	9,690	—	796	9,690	10,486	6,505

Hospitals
La Mesa, CA	—	4,180	8,320	—	4,180	8,320	12,500	1,482	3/10/2010
Jackson, KY	—	540	10,163	7,583	540	17,746	18,286	6,079	6/12/1992
Murfreesboro, TN	—	2,444	17,585	—	2,444	17,585	20,029	988	10/1/2012
	—	7,164	36,068	7,583	7,164	43,651	50,815	8,549
Total continuing operations properties	47,353	127,408	1,844,933	15,608	127,408	1,860,541	1,987,949	212,123
Corporate office	—	158	677	66	157	743	900	177
	$47,353	$127,566	$1,845,610	$15,674	$127,565	$1,861,284	$1,988,849	$212,300

NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
(A) See the notes to the consolidated financial statements.
(B) Depreciation is calculated using estimated useful lives up to 40 years for all completed facilities.
(C) Subsequent to NHC's transfer of the original real estate properties in 1991, we have purchased from NHC $33,909,000 of additions to those properties. As the additions were purchased from NHC rather than developed by us, the $33,909,000 has been included as Initial Cost to Company.
(D) At December 31, 2014, the tax basis of the Company's net real estate assets was $1,742,086.

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
FOR THE YEARS ENDED DECEMBER 31, 2014, 2013 AND 2012
(in thousands)
	December 31,
	2014	2013	2012
Investment in Real Estate:
Balance at beginning of period	$1,422,002	$698,536	$541,493
Additions through cash expenditures	533,171	654,670	110,601
Change in property additions in accounts payable	(995)	3,086	—
Additions through contingent liabilities	3,000	1,600	—
Additions through assumption of debt	7,858	80,528	19,250
Tax deferred exchange funds applied to investment in real estate	23,813	—	—
Additions through conveyance of noncontrolling interest	—	—	10,964
Additions through settlement of mortgage note	—	13,741	—
Sale of properties for cash	—	(30,159)	(17,259)
Reclassification from assets held for sale, net	—	—	39,323
Reclassification to assets held for sale, net	—	—	(5,836)
Balance at end of period	$1,988,849	$1,422,002	$698,536

Accumulated Depreciation:
Balance at beginning of period	$174,262	$163,146	$146,698
Addition charged to costs and expenses	38,038	20,658	16,981
Sale of properties	—	(9,542)	(6,250)
Reclassification from assets held for sale, net	—	—	9,942
Reclassification to assets held for sale	—	—	(4,225)
Balance at end of period	$212,300	$174,262	$163,146

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE
December 31, 2014
			Monthly				Amount Subject To
	Interest	Maturity	Payment	Prior	Original	Carrying	Delinquent Principal
	Rate	Date	Terms	Liens	Face Amount	Amount	or Interest
					(in thousands)
First Mortgages:
Skilled nursing facilities:
Grundy, VA	8.0%	2032	$31,000		$4,396	$3,099
Virginia Beach, VA	8.0%	2031	$31,000		3,814	2,795
Lexington, VA	8.0%	2032	$21,000		3,089	1,989
Brookneal, VA	8.0%	2031	$21,000		2,780	1,959
Laurel Fork, VA	8.0%	2030	$20,000		2,672	1,893
Front Royal, VA	9.6%	2027	$22,000		2,367	1,588

Assisted living facility in Owatonna, MN	7.5%	2018	$38,000		5,033	3,657

Construction Loan:
Transitional rehabilitation center in Mesa, Arizona	10.0%	2015	Interest Only		13,870	11,870

Second Mortgages:
Skilled nursing facility in Georgetown, TX	14.0%	2015	Interest Only		1,000	1,000

Assisted living facilities:
Ocala, FL	13.0%	2014	Interest Only		2,500	2,500
Naples, FL	12.0%	2016	Interest Only		2,500	2,500

						$34,850	$—

See the notes to our consolidated financial statements for more information on our mortgage loan receivables.

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE
FOR THE YEARS ENDED DECEMBER 31, 2014, 2013 AND 2012
(in thousands)
	December 31,
	2014	2013	2012
Reconciliation of mortgage loans on real estate
Balance at beginning of period	$34,926	$68,214	$78,672
Additions:
New mortgage loans	1,131	1,369	—
Total Additions	1,131	1,369	—

Deductions:
Settlement of mortgage note by real estate acquisition	—	13,741	—
Impairment of mortgage note	—	4,037	2,300
Collection of principal, less recoveries of previous write-downs	1,207	16,879	8,158
Total Deductions	1,207	34,657	10,458

Balance at end of period	$34,850	$34,926	$68,214